PROSPECTUS AND			PRICING SUPPLEMENT NO. 13
PROSPECTUS SUPPLEMENT,		Effective at 12:45 PM ET
each dated June 18, 1997	December 9, 1997
CUSIP: 24422EJG5			Commission File No.: 333-28145
					Filed pursuant to Rule 424(b)(3)


		U.S. $1,837,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
commencing on March 15, 1998, and at Maturity

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:				December 12, 1997

MATURITY DATE:				December 12, 2000

INTEREST RATE:				6.20% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			BancAmerica Robertson Stephens
                                    has purchased the Senior Notes as
                                    principal at a price of 99.995% of
                                    the aggregate principal amount of
                                    the Senior Notes.




BancAmerica Robertson Stephens
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